                                                                    EXHIBIT 24

                              POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Francis P. Barton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Advanced Micro Devices, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 27, 1998, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Signature                                       Title                            Date
                 ---------                                       -----                            ----

           /s/ W.J. Sanders III                     Chairman of the Board and Chief         February 11, 1999
----------------------------------------------      Executive Officer (Principal
             W. J. Sanders III                      Executive Officer)


           /s/ Francis P. Barton                    Senior Vice President and Chief         February 11, 1999
----------------------------------------------      Financial Officer (Principal
             Francis P. Barton                      Financial Officer)


           /s/ Friedrich Baur                       Director                                February 11, 1999
----------------------------------------------
               Friedrich Baur


           /s/ Charles M. Blalack                   Director                                February 11, 1999
----------------------------------------------
             Charles M. Blalack


            /s/ R. Gene Brown                       Director                                February 11, 1999
----------------------------------------------
                R. Gene Brown


            /s/ Richard Previte                     Director, President and Co-Chief        February 11, 1999
----------------------------------------------      Operating Officer
               Richard Previte

               /s/ S. Atiq Raza                     Director, Co-Chief Operating            February 11, 1999
----------------------------------------------      Officer and Chief Technical
                S. Atiq Raza                        Officer


             /s/ Joe L. Roby                        Director                                February 11, 1999
----------------------------------------------
                 Joe L. Roby


          /s/ Leonard Silverman                     Director                                February 11, 1999
----------------------------------------------
              Leonard Silverman